EXHIBIT 1

                JOINT FILING AGREEMENT PURSUANT TO RULE 13D-1(k)

            In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13D, and all amendments thereto, with respect to the Units of Limited Partnership Interest of High Equity Partners L.P. - Series 86.

MILLENNIUM FUNDING CORP.                       NORTHSTAR PARTNERSHIP, L.P.

By: /s/ Peter Braverman                        By: NorthStar Capital Investment
    ------------------------------                 Corp., its general partner
Name:  Peter Braverman
Title: Vice President                          By:
                                                   -----------------------------
                                               Name:  David King
MILLENNIUM FUNDING III CORP.                   Title: Vice President

By: /s/ Peter Braverman
    ------------------------------             NORTHSTAR PRESIDIO MANAGEMENT
Name:  Peter Braverman                         COMPANY LLC
Title: Vice President
                                               By: NorthStar Partnership, L.P.,
                                                   its sole member
PRESIDIO CAPITAL CORP.
                                               By: NorthStar Capital Investment
By: /s/ Peter Braverman                            Corp., its general partner
    ------------------------------
Name:  Peter Braverman                         By:
Title: Vice President                              -----------------------------
                                               Name:  David King
                                               Title: Vice President
PRESIDIO CAPITAL INVESTMENT
COMPANY, LLC
                                               MILLENNIUM FUNDING I LLC
By:
    ------------------------------             By: Presidio Capital Investment
Name:  David King                                  Company LLC, its sole member
Title: President
                                               By:
                                                   -----------------------------
NORTHSTAR PRESIDIO CAPITAL                     Name:  David King
HOLDING CORP.                                  Title: President

By:
    ------------------------------             MILLENNIUM FUNDING III LLC
Name:  David King
Title: Vice President                          By: Presidio Capital Investment
                                                   Company LLC, its sole member

NORTHSTAR CAPITAL INVESTMENT                   By:
CORP.                                              -----------------------------
                                               Name:  David King
By:                                            Title: President
    ------------------------------
Name:  David King
Title: Vice President


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

                                   Schedule 1

      Set forth below is certain information regarding the executive officers and directors of Millennium Funding Corp., Millennium Funding III Corp. (together, the "Millennium Entities"), Presidio Capital Corp. ("Presidio"), Presidio Capital Investment Company, LLC ("PCIC"), NorthStar Presidio Capital Holding Corp. ("NP Holding") and NorthStar Capital Investment Corp. ("NCIC").

      Peter W. Ahl is a Vice-President of NCIC and NP Holding. Mr. Ahl joined NorthStar Capital Partners, LLC in 1997. Mr. Ahl's current business address is 527 Madison Avenue, New York, New York 10022.

      Michael L. Ashner is the President of Presidio and the President and director of the Millennium Entities. Mr. Ashner has been the Chief Executive Officer of Winthrop Financial Associates, A Limited Partnership, and its affiliates since January 1996 as well as the Chief Executive Officer of The Newkirk Group. Mr. Ashner's current business address is 100 Jericho Quadrangle, Jericho, New York 11753.

      Peter Braverman is a Vice-President and Assistant Secretary of Presidio and the Millennium Entities. Mr. Braverman has been the Executive Vice-President of Winthrop Financial Associates, A Limited Partnership and its affiliates since January 1996. Mr. Braverman also serves as the Executive Vice-President of The Newkirk Group. Mr. Braverman's current business address is 100 Jericho Quadrangle, Jericho, New York 11753.

      Martin L. Edelman, is a director of NCIC. Since 1994, Mr. Edelman has been of counsel to Battle Fowler LLP, a New York City law firm specializing in real estate and corporate law. Mr. Edelman is one of the Managing Partners of Chartwell Hotel Associates (an affiliate of Fisher Brothers, the Getty family and Soros family interests), and is on the Board of Directors and Executive Committee of Grupo Chartwell de Mexico, S.A. de C.V. Mr. Edelman is Chairman of the Board at Avis Rent-a-Car, Inc. and is also a director of Cendant Incorporated, Delancey Estates PLC., Acadia Real Estate Trust, and Capital Trust. Mr. Edelman's current business address is 75 East 55th Street, New York, New York 10022.

      Richard Georgi is a director of NCIC. Mr. Georgi is a Managing Partner of Soros Real Estate Partnership and is responsible for the Soros group of funds (including Quantum Realty Fund) global real estate investments. Mr. Georgi's current business address is 20 St. James Street, London SW2A 1E5, England.

      Marc Gordon is a Vice-President and Assistant Secretary of NCIC and NP Holding. Mr. Gordon joined NorthStar Capital Partners LLC in October 1997. Mr. Gordon's current business address is 527 Madison Avenue, New York, New York 10022.

      David Hamamoto is a director of Presidio and a co-Chairman of the Board, co-Chief Executive Officer and co-President of NCIC and NP Holding. Mr. Hamamoto co-founded NorthStar Capital Partners, LLC with W. Edward Scheetz in July 1997. Mr. Hamamoto's current business address is 527 Madison Avenue, New York, New York 10022.

      Christopher M. Jeffries is a director of NCIC and NP Holding. Mr. Jeffries joined NorthStar Capital Partners, LLC in May 1998. Mr. Jeffries' current business is 527 Madison Avenue, New York, New York 10022.

      Steven B. Kauff is a director and Vice-President of Presidio and a Vice-President of the Millennium Entities. Mr. Kauff joined NorthStar Capital Investment Corp. in July 1999. Mr. Kauff's current business address is 527 Madison Avenue, New York, New York 10022.

      David King, is a Vice-President and Assistant Treasurer of NP Holding and NCIC, the President and Chief Executive Officer of PCIC, a Vice-President and director of Presidio and a Vice-President of the Millennium Entities. Mr. King joined NorthStar Capital Partners LLC, a real estate investment company, in November 1997. Mr. King's current business address is 527 Madison Avenue, New York, New York 10022.

      Martin J. Lamb is a Vice-President of NCIC and NP Holding. Mr. Lamb joined NorthStar Capital Partners, LLC in 1998. Mr. Lamb's current business address is 527 Madison Avenue, New York, New York 10022.

      Dallas E. Lucas is a director and Vice-President of Presidio, a Vice-President of the Millennium Entities, the Secretary, Treasurer and Chief Financial Officer of PCIC and the Chief Financial Officer, Treasurer and a Vice-President of NP Holding and NCIC and a director of NCIC. Mr. Lucas joined NorthStar Capital Partners, LLC in August 1998. Mr. Lucas' current business address is 527 Madison Avenue, New York, New York 10022.

      Richard McCready is a Vice-President and Secretary of NCIC and NP Holding. Mr. McCready joined NorthStar Capital Partners, LLC in March 1998. Mr. McCready's current business address is 527 Madison Avenue, New York, New York 10022.

      W. Edward Scheetz is a director of Presidio and a co-Chairman of the Board, co-Chief Executive Officer and co-President of NCIC and NP Holding. Mr. Scheetz co-founded NorthStar Capital Partners, LLC with David Hamamoto in July 1997. Mr. Scheetz' current business address is 527 Madison Avenue, New York, New York 10022.

      Robert Soros is a director of NCIC. Mr. Soros is a partner at Soros Private Equity Partners, an affiliate of Soros Fund Management LLC, which is responsible for the private equity and real estate investing for Quantum Group of Funds and Soros Fund Management Fund LLC. In addition, Mr. Soros oversees various Soros Family investments. Mr. Soros is a member of the Board of Directors of American Malls International and MenuDirect Corporation. Mr. Soros' current business address is 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

      Thomas G. Staples is an Assistant Treasurer of Presidio and the Millennium Entities. Mr. Staples has been the Chief Financial Officer of The Newkirk Group since January 1999. Mr. Staples' current business address is 5 Cambridge Center, 9th floor, Cambridge, Massachusetts 02142.

      Lara Sweeney is a Vice-President and Assistant Secretary of Presidio and the Millennium Entities. Ms. Sweeney has been a Senior Vice President of Winthrop Financial Associates, A Limited Partnership since 1996. Ms. Tiffany's current business address is 5 Cambridge Center, 9th floor, Cambridge, Massachusetts 02142.

      Carolyn Tiffany is a Vice-President, Treasurer and Assistant Secretary of Presidio and the Millennium Entities. Ms. Tiffany joined Winthrop Financial Associates, A Limited Partnership and its affiliates in 1996. In addition, Ms. Tiffany is the Chief Operating Officer of The Newkirk Group. Mr. Tiffany's current business address is 5 Cambridge Center, 9th floor, Cambridge, Massachusetts 02142.


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